    As filed with the Securities and Exchange Commission on August 29, 2001
                                                 Registration Statement No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          ---------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          ---------------------------


                          CAMDEN NATIONAL CORPORATION
            (Exact name of Registrant as Specified in Its Charter)

             Maine                                            01-0413282
   (State of Incorporation)                                (I.R.S. Employer
                                                            Identification #)
                                Two Elm Street
                             Camden, Maine  04843
                                (207) 236-8821
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

              Camden National Corporation 1993 Stock Option Plan
                           (Full Title of the Plan)
                          ---------------------------

                               Robert W. Daigle
                             President and C.E.O.
                          Camden National Corporation
                                Two Elm Street
                             Camden, Maine  04843
                                (207) 236-8821
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:
                           William Pratt Mayer, Esq.
                              Goodwin Procter LLP
                                Exchange Place
                          Boston, Massachusetts 02109
                                (617) 570-1000
                          ---------------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
  Title of Securities         Amount to be       Proposed Maximum        Proposed Maximum           Amount of
   Being Registered          Registered (1)     Offering Price Per      Aggregate Offering      Registration Fee
                                                      Share(2)               Price(2)
------------------------------------------------------------------------------------------------------------------
Common Stock, no par
 value                          110,232               $18.75                $1,591,407              $397.85
==================================================================================================================

(1)    This Registration Statement covers 110,232 shares authorized to be
offered under the 1993 Stock Option Plan, including 98,500 shares   represented
by options previously issued.  In addition, pursuant to Rule 416, this
Registration Statement includes such indeterminate   number of shares as may be
issued in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon (a) for shares subject to outstanding options granted under the 1993 Stock Option Plan (pursuant to Rule 457(h), the weighted average exercise price for such outstanding options, or (b) for shares available for future grant under the Company's 1993 Stock Option Plan, the average of the high and low prices of the Company's Common Stock on August 24, 2001 as reported on the American Stock Exchange (pursuant to Rule 457 (c) under the Act).

--------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference.
        -----------------------------------------------

  Camden National Corporation ("Camden") hereby incorporates by reference the following documents which have been previously filed with the Securities and Exchange Commission (the "Commission"):

    (a) The Annual Report filed on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on April 2, 2001 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

    (b) Camden's Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2001, filed with the Commission on May 15, 2001, and for the fiscal quarter ended June 30, 2001, filed with the Commission on August 10, 2001.

    (c) The description of Camden's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on August 1, 1997 under
        Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

    In addition, all documents subsequently filed with the Commission by Camden pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
        -------------------------

    Not Applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

    Not Applicable.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

        The Maine Business Corporation Act ("MBCA") permits a corporation to indemnify any of its directors and officers who was or is a party, or is threatened to be made party, to any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding; provided, however that no indemnification shall be provided for any director or officer with respect to any matter as to which such person shall have been finally adjudicated: (1) not to have acted honestly or in the reasonable belief that such person's conduct was in or not opposed to the best interests of the corporation or its shareholders, or (2) with respect to any criminal action or proceeding, to have had reasonable cause to believe that such person's conduct was unlawful. Notwithstanding the foregoing, a corporation has no power to indemnify a director or officer if such person was adjudged liable to the corporation in a proceeding by or in the right of a corporation unless the court in such action shall determine that, in view of all the circumstances of the case, that such person is fairly and reasonably entitled to indemnity for such amounts as the court shall deem reasonable.

    As permitted by the MBCA, Camden's bylaws provide that Camden shall indemnify its directors and officers, including the advancement of expenses. In addition, Camden's bylaws contain the procedures pursuant to which such indemnification is effectuated.

    As permitted by the MBCA, Camden maintains directors and officers liability insurance in amounts and on terms which Camden's Board of Directors deems reasonable. In the ordinary course of business, Camden's Board of Directors regularly reviews the scope and adequacy of such insurance coverage.


Item 7. Exemption from Registration Claimed.
        -----------------------------------

    There are no restricted securities being reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.
        --------

    (a) The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit
-------

   5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered.
  23.1  Consent of Berry, Dunn, McNeil and Parker.
  23.2  Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).
  24.1  Power of Attorney (included on the signature page hereto).
  99.1  1993 Stock Option Plan.
  99.2  Amendment No.1 to 1993 Stock Option Plan.

Item 9. Undertakings.
        ------------

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Camden pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Camden's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Camden pursuant to the foregoing provisions, or otherwise, Camden has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Camden of expenses incurred or paid by a director, officer or controlling person of Camden in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Camden will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Camden National Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement (the "Registration Statement") to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camden, Maine, on this 28th day of August 2001.

                                    Camden National Corporation



                                    By:  /s/ Robert W. Daigle
                                        ----------------------
                                         Robert W. Daigle
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below hereby severally constitutes and appoints Robert W. Daigle, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute or substitutes of any of them may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                   Capacity                               Date
  ---------                   --------                               ----
/s/ Rendle A. Jones           Chairman of the Board              August 28, 2001
--------------------------
Rendle A. Jones


/s/ Robert W. Daigle          President and                      August 28,2001
--------------------------
Rendle A. Jones               Chief Executive Officer
                              (Principal Executive Officer)

/s/ Gregory A. Dufour         Senior Vice President - Finance    August 28, 2001
--------------------------
Gregory A. Dufour             (Principal Financial and
                              Accounting Officer)

/s/ Ann W. Bresnahan          Director                           August 28, 2001
--------------------------
Ann W. Bresnahan

/s/ Robert J. Campbell        Director                           August 28, 2001
--------------------------
Robert J. Campbell

/s/ Robert J. Gagnon          Director                           August 28, 2001
--------------------------
Robert J. Gagnon

/s/ Johann H. Gouws           Director                           August 28, 2001
--------------------------
Johann H. Gouws


/s/ Ward I. Graffam           Director                           August 28, 2001
--------------------------
Ward I. Graffam


/s/ John W. Holmes            Director                           August 28, 2001
--------------------------
John W. Holmes


/s/ Theodore C. Johanson
--------------------------    Director                           August 28, 2001
Theodore C. Johanson


/s/ Winfield F. Robinson      Director                           August 28, 2001
--------------------------
Winfield F. Robinson


/s/ Richard N. Simoneau       Director                           August 28, 2001
--------------------------
Richard N. Simoneau

/s/ Arthur E. Strout          Director                           August 28, 2001
--------------------------
Arthur E. Strout

                                 EXHIBIT INDEX


Exhibit No.    Description
----------     -----------

    5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered.
    23.1       Consent of Berry, Dunn, McNeil and Parker
    23.2       Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).
    24.1       Power of Attorney (included on the signature page hereto).
    99.1       1993 Stock Option Plan.
    99.2       Amendment No.1 to 1993 Stock Option Plan.